EXHIBIT-23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-1 and Form S-3 File No. 33-42504, on Form S-8 File No. 33-44622, File No. 33-56846, File No. 33-56848, File
No. 33-57768, File No. 33-57770, File No. 33-57772, File No. 33-67588 and
File No. 333-19017, on Form S-3 File No. 33-80212, File No. 333-97682, File
No. 333-00376, File No. 333-7677, File No. 333-8441 and File No. 333-18261
and on Form S-4 File No. 333-6667 and File No. 333-9119, on Form S-3 File 33-91678, on Form S-3 File 33-92582, on Form S-3 File 333-00324.




/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP




Los Angeles, California
March 26, 1998